Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated April 29, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders, which is incorporated by reference in The Earthgrains Company's Annual Report on Form 10-K for the year ended March 30, 1999. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/S/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP

St. Louis, Missouri
April 10, 2000